EXHIBIT 10.5

D.X.K.Z. No. DG-20180627

Patented Products Licensing and Manufacturing Agreement

(English Translation)

Donggao International Group Co., Ltd.

Guangzhou Donggao New Material Co., Ltd.

Patented Products Licensing and Manufacturing Agreement

Preamble

The Demander has investigated the Supplier’s premises, equipment, personnel and other conditions. The Demander has determined that the Supplier has the production conditions and qualifications required by the Demander and has delivered the patent authorized by the Demander to the Supplier in writing, so that the Supplier is entitled to the licensed / entrusted production of the patented products and can produce them legally but will not sell or use such products. Whereas the Demander intends to license / entrust the Supplier to produce the Demander’s patented products and both parties reach a consensus through friendly negotiation, both parties enter into this Contract according to the General Civil Law of the People’s Republic of China, the Contract Law of the People’s Republic of China, the Patent Law of the People’s Republic of China and other laws and regulations and on the basis of voluntariness, equality and mutual benefit on June 27, 2018:

Supplier: Foshan Chenshi Environmental Protection Materials Co., Ltd.

Demander: Guangzhou Donggao New Material Co., Ltd.

Project Name: Customization of Antique-Style Narrow Bricks Contract Number: D.X.K.Z. No. DG-20180627			Place of Signature: Gao Ming Date of Signature: 06.30.2018
Product Specification and Type
Product	Type	Specification	Quantity (m2)	Unit Price (RMB / m2 / Piece)	Amount (RMB)
Antique-Style Narrow Brick	“I”-Shaped Narrow Brick	390*25*90mm	180,000.00	13/m2/28	2,340,000.00
	“L”-Shaped Narrow Brick	(390+190)*25*90mm	20,000.00	28/m2/28	560,000.00
Total Amount (In Words): RMB TWO MILLION NINE HUDNRED THOUSAND ONLY (In Figures): RMB 2,900,000.00
Place of Delivery: Supplier’s factory
Mode of Transportation and Delivery: The Supplier shall handle transportation formalities on condition that the freight is borne by the Demander.
Remarks: This price is an ex-works price including tax and shall be based on the actual delivery quantity

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I. Product Quality Standards

Refer to Appendix 1 for details.

II. Order and Delivery Period and Transportation

1.	This Contract is a planned ordering contract. After signature hereof, the Demander will sign a contract for supply in batches (hereinafter referred to as the Batch Contract) with the Supplier according to actual needs and based on this Contract. In the Batch Contract, the specific supply quantity and the specific supply date shall be based on the written supply notice given by the Demander.

2.	After signature of the Batch Contract and receipt of a deposit, the Supplier may place an order for production molds and adjust the arrangements for production personnel. Because it takes a long time to place an order for production molds, 60 days after signature of the Batch Contract shall be the Supplier’s adjustment period and the Supplier shall not commence normal production until such 60 days expire.

3.	The Demander shall notify the Supplier of the delivery date of each batch not less than two working days before delivery. As for the delivery date of the first batch, delivery shall commence five days after receipt of the Demander’s notice. As for the delivery date of the second batch, goods shall be delivered within two days after receipt of the notice.

4.	The Supplier shall look for a transportation company, the freight will be settled separately and specific matters will be discussed and negotiated by the Demander with the transportation company. The Supplier may communicate with the transportation company about delivery and will not bear any risk and responsibility. The transportation contract is attached to this Contract.

III. Inspection and Acceptance Method

1.	The Demander’s personnel staying (irregularly) on the production site will receive, inspect and accept goods. The Supplier shall provide office tables for one to two people and the Demander will not pay additional office expenses.

2.	The Supplier and the Demander shall inspect and accept products according to product quality standards. After both parties sign, inspect and accept such products, all the products delivered by the Supplier shall be deemed to comply with contractual provisions and the Demander shall not refuse to pay the purchase price thereof with any excuse.

3.	Once the products produced by the Supplier are confirmed by the Demander and leaves the factory, the Supplier will not bear any quality and financial responsibility. However, the Supplier shall be responsible for any problem arising from the nonconformity of the packing.

IV. Payment Method

Within 10 working days after signature of the first Batch Contract, the Demander shall pay the Supplier a deposit equal to 20% of the total price of the products under such Batch Contract. For details, refer to the payment method in the Batch Contract. Starting with the second Batch Contract, the deposit will be adjusted as 15% of the total price of the products thereunder.

V. Liability for Breach

1.	It is specially agreed herein that the Demander only licenses the Supplier to produce instead of selling and using; if the Demander suffers any loss due to the Supplier’s breach of this agreement, the Supplier shall bear compensation liability.

2.	If the Supplier cannot produce according to the Demander’s quality requirements after signature hereof so that the agreed delivery period is affected, the Supplier shall pay the Demander 1.2‰ liquidated damages for each day.

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3.	If the Supplier cannot complete production on time after signature hereof so that the agreed delivery period is affected, the Supplier shall pay the Demander 1.2‰ liquidated damages for each day.

4.	If the Demander fails to make payment on time, the Supplier shall be entitled to stop supply and none of the responsibilities and losses caused thereby shall be borne by the Supplier.

5.	If the Demander defaults on any progress payment or the balance, the Demander shall pay the Supplier 1.2‰ liquidated damages for each day.

6.	The Demander shall not terminate any order for any reason after both parties’ signature and confirmation thereof; otherwise all of the Supplier’s financial losses shall be borne by the Demander.

VI. Confidentiality Obligations

1.	The Demander authorizes and licenses the Supplier to produce patented products (refer to Appendix 2 for details), and the Supplier shall be responsible for maintaining the confidentiality of the patented product technology provided by and the production process orally instructed by the Demander and shall not disclose such patent technology or production process or any clause or provision hereof (including all the orders and appendices) to any third party.

2.	If the Supplier breaches any confidentiality obligation and any provision hereof within the term hereof, the Demander shall be entitled to terminate this Contract, cancel all the orders that are not completed by the Supplier and require the Supplier to compensate the Demander for all the direct financial losses caused thereby.

3.	Confidentiality obligations specified herein: Such confidentiality obligations shall remain valid within the term hereof and for two (2) years after completion of performance of all of both parties’ obligations hereunder.

VII. Arbitration Clause

This Contract is entered into by and between the Supplier and the Demander according to the Contract Law of the People’s Republic of China and other relevant laws and regulations and on the basis of equality, voluntariness, fairness and good faith. In case of any dispute arising from this Contract, the Supplier and the Demander shall endeavor to resolve it through negotiation or by application for mediation; if such negotiation or mediation fails, the first manner below shall apply:

1.	Submit the dispute to Guangzhou Arbitration Commission for arbitration.

2.	File a lawsuit with Guangzhou Municipal People’s Court.

VIII. Miscellaneous

This Contract is made in four counterparts; the Supplier holds three counterparts, the Demander holds one counterpart, and all the counterparts have the same legal force. This Contract shall take effect on the date of signature and sealing by both parties; with respect to matters not covered herein, both parties shall negotiate and sign a supplementary agreement which shall have the same legal force as this Contract.

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This page is a signature page and is used for signature only.

Supplier: Foshan Chenshi Environmental Protection Materials Co., Ltd.

Address: Foot of South Pengshan Mountain, Fuwan, Hecheng Subdistrict, Gaoming District, Foshan City

Legal Representative / Contact Person: Mao Aihua                    Agent:

Tel: 0757-8893-3088

Fax: 0757-8893-3668

Bank: Agricultural Bank of China Limited Foshan Gaoming Hecheng Sub-branch

Account Number: 44453301040007225

Demander: Guangzhou Donggao New Material Co., Ltd.

Address: Room 516, 436 Dongjiao North Road, Liwan District, Guangzhou City

Legal Representative / Contact Person:

Tel: 13809237183 Deng Qien

Fax:

Bank:

Account Number:

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